SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 24, 2003

FLEXTRONICS INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore

(State or Other Jurisdiction of Incorporation)

0-23354	Not Applicable

(Commission File Number)	(IRS Employer Identification No.)
36 Robinson Road, #18-01, City House, Singapore	068877

(Address of Principal Executive Offices)	(Zip Code)

(65) 6299-8888

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Exhibit Title

99.01	Press Release, dated April 24, 2003, issued by Flextronics International Ltd.

Item 9. Regulation FD Disclosure.

     This disclosure is being furnished to report information pursuant to Item 12 — Disclosure of Results of Operations and Financial Condition. On April 24, 2003, Flextronics International Ltd. (the “Company”) issued a press release announcing its results for the fourth fiscal quarter and fiscal year ended March 31, 2003. A copy of the press release is attached as Exhibit 99.01 to this Current Report.

     The press release includes proforma operating results. Proforma operating results are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Proforma operating results should not be considered in isolation or as a substitute for operating results prepared in accordance with GAAP. The Company has provided a reconciliation of proforma operating results to GAAP in Schedule 1 of the attached press release.

     As a result of the significant number of acquisitions made by the Company during the past few years, coupled with an unprecedented downturn in the technology industry and related end market demand for electronics hardware, management believes proforma operating results are a useful measure that facilitates period-to-period operating comparisons. Proforma operating results exclude the effects of the amortization of acquisition-related intangible assets and restructuring charges related to either the integration of acquisitions or the technology industry downturn. Management uses proforma operating results as a measure of enterprise-wide performance. The Company reports proforma operating results to provide its investors with an alternative method for assessing its operating results in a manner that is focused on what it believes to be its core business operations.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.

Date: April 24, 2003	By:	/s/ Robert R.B. Dykes

Robert R. B. Dykes President, Systems Group and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

99.01	Press Release, dated April 24, 2003, issued by Flextronics International Ltd.